Exhibit 99.1

Keysight Technologies Reports Fourth Quarter and Fiscal Year 2022 Results

Achieved Record Quarter and Full Year Orders and Revenue

SANTA ROSA, Calif., November 17, 2022 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter and fiscal year ended October 31, 2022.
“Keysight’s exceptional fourth quarter performance capped off an outstanding record year. Strong execution by our teams again delivered results ahead of expectations, while navigating supply, geopolitical, and macro dynamics,” said Satish Dhanasekaran, Keysight’s President and CEO. “We achieved record orders in the quarter and fiscal year, which underscored broad-based demand for Keysight’s high-value, differentiated solutions. Despite an uncertain macro environment, we remain confident in the resilience of our business, and the long-term secular growth trends across our markets.”

Fourth Quarter Financial Summary
•Revenue grew 11 percent to reach $1.44 billion, compared with $1.29 billion last year, or 15 percent on a core basis, which excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months.
•GAAP net income was $299 million, or $1.66 per share, compared with $282 million, or $1.52 per share, in the fourth quarter of 2021.
•Non-GAAP net income was $386 million, or $2.14 per share, compared with $338 million, or $1.82 per share in the fourth quarter of 2021.
•Cash flow from operations was $398 million, compared with $368 million last year. Free cash flow was $340 million, compared with $295 million in the fourth quarter of 2021.
•As of October 31, 2022, cash and cash equivalents totaled $2.04 billion.

Fiscal Year 2022 Financial Summary
•Revenue grew 10 percent and totaled $5.42 billion, compared with $4.94 billion last year, or 12 percent on a core basis.
•GAAP net income was $1.12 billion, or $6.18 per share, compared with $894 million, or $4.78 per share in fiscal 2021.
•Non-GAAP net income was $1.39 billion, or $7.63 per share, compared with $1.16 billion, or $6.23 per share in fiscal year 2021.
•Cash flow from operations was $1.14 billion, compared with $1.32 billion last year. Free cash flow was $959 million, compared with $1.15 billion in fiscal year 2021.

Reporting Segments
•Communications Solutions Group (CSG)
CSG reported revenue of $992 million in the fourth quarter, up 8 percent over last year, driven by 5G platform strength, continued O-RAN adoption, and investment in 800G and 1.6 Terabit R&D, as well as spectrum operations, cybersecurity, space, and satellite solutions. CSG reported growth across all regions.

•Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $451 million in the fourth quarter, up 20 percent over last year, driven by next-generation automotive and energy technologies, general electronics, and semiconductor solutions. EISG reported growth across all regions.
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Outlook
Keysight’s first fiscal quarter of 2023 revenue is expected to be in the range of $1.36 billion to $1.38 billion. Non-GAAP earnings per share for the first fiscal quarter of 2023 are expected to be in the range of $1.81 to $1.87. Certain items impacting the GAAP tax rate pertain to future events and are not currently estimable with a reasonable degree of accuracy; therefore, no reconciliation of GAAP earnings per share to non-GAAP has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its fourth quarter and fiscal year 2022 financial results and its first quarter FY2023 outlook on a conference call with investors today at 2:00 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2022 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 844-200 6205 (U.S. only) or +1 929-526-1599 (International) and enter passcode 058276. The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words “expect,” “intend,” “will,” “should,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s goals, revenues, financial condition, earnings, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, impacts of supply chain constraints; impacts of geopolitical tension and conflict; export control regulations and compliance; net zero emissions commitments; our ability to retain key personnel; changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; and order cancellations.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s yearly report on Form 10-K for the period ended October 31, 2021, and Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2022.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:
•Core Revenue
•Non-GAAP Net Income/Earnings
•Non-GAAP Net Income per share/Earnings per share
•Free Cash Flow
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended October 31, 2022 and fiscal year 2022. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.
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About Keysight Technologies
Keysight delivers advanced design and validation solutions that help accelerate innovation to connect and secure the world. Keysight’s dedication to speed and precision extends to software-driven insights and analytics that bring tomorrow’s technology products to market faster across the development lifecycle, in design simulation, prototype validation, automated software testing, manufacturing analysis, and network performance optimization and visibility in enterprise, service provider and cloud environments. Our customers span the worldwide communications and industrial ecosystems, aerospace and defense, automotive, energy, semiconductor and general electronics markets. Keysight generated revenues of $5.4B in fiscal year 2022. For more information about Keysight Technologies (NYSE: KEYS), visit us at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Andrea Mueller
+1 408-218-4754
andrea.mueller@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS
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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended
	October 31,		Percent
	2022	2021	Inc/(Dec)

Orders	$1,570	$1,491	5%

Revenue	$1,443	$1,294	11%

Costs and expenses:
Cost of products and services	533	457	17%
Research and development	215	196	10%
Selling, general and administrative	321	295	8%
Other operating expense (income), net	(5)	(3)	79%
Total costs and expenses	1,064	945	12%

Income from operations	379	349	9%

Interest income	10	1	1,817%
Interest expense	(20)	(20)	(1)%
Other income (expense), net	(1)	7	—

Income before taxes	368	337	9%

Provision for income taxes	69	55	25%

Net income	$299	$282	6%

Net income per share:
Basic	$1.67	$1.54
Diluted	$1.66	$1.52

Weighted average shares used in computing net income per share:
Basic	179	183
Diluted	180	186

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,		Percent
	2022	2021	Inc/(Dec)

Orders	$5,984	$5,356	12%

Revenue	$5,420	$4,941	10%

Costs and expenses:
Cost of products and services	1,970	1,872	5%
Research and development	841	811	4%
Selling, general and administrative	1,283	1,195	7%
Other operating expense (income), net	(8)	(17)	(53)%
Total costs and expenses	4,086	3,861	6%

Income from operations	1,334	1,080	24%

Interest income	16	3	676%
Interest expense	(79)	(79)	—
Other income (expense), net	14	6	105%

Income before taxes	1,285	1,010	27%

Provision for income taxes	161	116	39%

Net income	$1,124	$894	26%

Net income per share:
Basic	$6.23	$4.84
Diluted	$6.18	$4.78

Weighted average shares used in computing net income per share:
Basic	180	185
Diluted	182	187

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	October 31,	October 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$2,042	$2,052
Accounts receivable, net	905	735
Inventory	858	777
Other current assets	429	270
Total current assets	4,234	3,834

Property, plant and equipment, net	690	650
Operating lease right-of-use assets	220	227
Goodwill	1,582	1,628
Other intangible assets, net	189	272
Long-term investments	62	70
Long-term deferred tax assets	667	711
Other assets	454	389
Total assets	$8,098	$7,781

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$348	$287
Employee compensation and benefits	333	355
Deferred revenue	495	478
Income and other taxes payable	96	74
Operating lease liabilities	39	41
Other accrued liabilities	96	74
Total current liabilities	1,407	1,309

Long-term debt	1,793	1,791
Retirement and post-retirement benefits	58	167
Long-term deferred revenue	197	187
Long-term operating lease liabilities	186	191
Other long-term liabilities	296	352
Total liabilities	3,937	3,997

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 199 million shares at October 31, 2022, and 197 million shares at October 31, 2021 issued	2	2
Treasury stock at cost; 20.5 million shares at October 31, 2022 and 15.1 million shares at October 31, 2021	(2,274)	(1,425)
Additional paid-in-capital	2,333	2,219
Retained earnings	4,554	3,430
Accumulated other comprehensive loss	(454)	(442)
Total stockholders' equity	4,161	3,784
Total liabilities and equity	$8,098	$7,781

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,
	2022	2021

Cash flows from operating activities:
Net income	$1,124	$894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117	117
Amortization	106	176
Share-based compensation	125	103
Deferred tax expense (benefit)	7	(53)
Excess and obsolete inventory-related charges	27	27
Loss on settlement of pension plan	—	16
Unrealized loss on investment in Equity Securities	31	—
Other non-cash expense (income), net	11	6
Changes in assets and liabilities:
Accounts receivable	(204)	(122)
Inventory	(125)	(43)
Accounts payable	56	53
Employee compensation and benefits	(17)	50
Deferred revenue	79	96
Income taxes payable	(14)	34
Retirement and post-retirement benefits	(19)	7
Other assets and liabilities	(160)	(39)
Net cash provided by operating activities(a)	1,144	1,322

Cash flows from investing activities:
Investments in property, plant and equipment	(185)	(174)
Acquisition of businesses and intangible assets, net of cash acquired	(33)	(178)
Purchase of investments	(33)	(1)
Net cash used in investing activities	(251)	(353)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	63	59
Payment of taxes related to net share settlement of equity awards	(74)	(53)
Treasury stock repurchases	(849)	(673)
Other financing activities	(1)	(4)
Net cash used in financing activities	(861)	(671)

Effect of exchange rate movements	(43)	3

Net increase (decrease) in cash, cash equivalents and restricted cash	(11)	301
Cash, cash equivalents and restricted cash at beginning of year	2,068	1,767
Cash, cash equivalents and restricted cash at end of year	$2,057	$2,068

(a) Cash payments included in operating activities:

Interest payments	$75	$75
Income tax paid, net	$191	$130

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-year compare			Year-over-year compare
	Q4'22	Q4'21	Percent Inc/(Dec)	FY22	FY21	Percent Inc/(Dec)
Revenue	$1,443	$1,294	11%	$5,420	$4,941	10%
Adjustments:
Revenue from acquisitions or divestitures	(3)	—		(11)	—
Currency impacts	51	—		116	—
Core Revenue	$1,491	$1,294	15%	$5,525	$4,941	12%

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q4'22	Q4'21	% Chg
Revenue	$992	$919	8%
Gross margin, %	66%	66%
Income from operations	$289	$262
Operating margin, %	29%	28%

Electronic Industrial Solutions Group			YoY
	Q4'22	Q4'21	% Chg
Revenue	$451	$375	20%
Gross margin, %	60%	66%
Income from operations	$142	$135
Operating margin, %	32%	36%

Segment revenue and income from operations are consistent with the respective non-GAAP financial measures as discussed on last page.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended				Year ended
	October 31,				October 31,
	2022		2021		2022		2021
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$299	$1.66	$282	$1.52	$1,124	$6.18	$894	$4.78
Non-GAAP adjustments:
Amortization of acquisition-related balances	25	0.14	27	0.14	103	0.57	174	0.93
Share-based compensation	23	0.13	20	0.11	126	0.69	104	0.56
Acquisition and integration costs	2	0.01	1	0.01	9	0.05	9	0.05
Restructuring and others	20	0.12	(1)	(0.01)	54	0.30	26	0.14
Adjustment for taxes(a)	17	0.08	9	0.05	(28)	(0.16)	(43)	(0.23)
Non-GAAP Net income	$386	$2.14	$338	$1.82	$1,388	$7.63	$1,164	$6.23

Weighted average shares outstanding - diluted	180		186		182		187

(a) For both the three and twelve months ended October 31, 2022 and 2021, management uses a non-GAAP effective tax rate of 12%.

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended		Year ended
	October 31,		October 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$398	$368	$1,144	$1,322
Less: Investments in property, plant and equipment	(58)	(73)	(185)	(174)
Free cash flow	$340	$295	$959	$1,148

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue generally relates to an acquisition and includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends. We may not have non-GAAP revenue in all periods.
Core Revenue is GAAP/non-GAAP revenue (as applicable) excluding the impact of foreign currency changes and revenue associated with material acquisitions or divestitures completed within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Free cash flow includes net cash provided by operating activities adjusted for investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:
•Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
•Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.
•Gain on insurance settlement: We exclude certain other significant income or expense items that may occur occasionally and are not normal and recurring from our non-GAAP financial measures. This represents cost and recoveries related to the 2017 Northern California wildfires.
•Restructuring and others: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses.
We also exclude “others”, not normal, recurring, cash operating income/expenses from our non-GAAP financial measures. Such items are evaluated on an individual basis, based on both quantitative and qualitative factors and generally represent items that we do not anticipate occurring as part of our normal business. While not all-inclusive, examples of such items would include net unrealized gains on equity investments still held, significant non-recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual events, gain on sale of assets/divestitures, etc. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.
•Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the first fiscal quarter of 2023 to the GAAP equivalent.
Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.